As filed with the Securities and Exchange Commission on December __, 1996

                                                            File No. 811-07723

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A


                             REGISTRATION STATEMENT
                                      UNDER
                     THE INVESTMENT COMPANY ACT OF 1940 [X]


                                 AMENDMENT NO. 1


                       WORLDWIDE HEALTH SCIENCES PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                        The Bank of Nova Scotia Building
                     P.O. Box 501, George Town, Grand Cayman
                       Cayman Islands, British West Indies
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (809) 949-2001


                                   Thomas Otis
                 24 Federal Street, Boston, Massachusetts 02110
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTE


         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

                                     PART A

         Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant

         Worldwide Health Sciences Portfolio (the "Portfolio") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on March 26, 1996. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio's investment objective is long-term capital growth. The Portfolio seeks to achieve its objective by investing in a global and diversified portfolio of securities of health sciences companies.

         The Portfolio is intended for long-term investors who can accept international investment risk and little or no current income. Because the Portfolio concentrates its investments in medical research and the health care industry, the Portfolio is not intended to be a complete investment program. Prospective investors should take into account their objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objective. See "Investment Policies and Risks" for further information. The investment objective of the Portfolio is nonfundamental. Additional information about the investment policies of the Portfolio appears in Part B.

Health Science Investments



         Markets for health sciences products and services have undergone significant growth over the last 25 years. In the U.S., the Department of Health and Human Services estimates healthcare expenditures alone could increase to over 16% of gross national product by the year 2000, compared to 7.6%, 10.3% and 14.0% in 1972, 1982 and 1992, respectively. Outside the U.S., most developed countries are seeing similar growth in health care expenditures. In emerging markets, health care spending is increasing as standards of living are improving and as revenues become available to fund government and private programs to address basic health needs. Factors contributing to this growth include demographic shifts tending to a higher world population and a larger elderly population in industrialized nations, technological advances, and popular acceptance of and worldwide familiarity with healthcare products, resulting in high consumer demand. In addition to increased demand for health science products and services, substantial public and private expenditures on basic medical research and advances in technology have accelerated the pace of medical discoveries. The Portfolio's investment adviser, Mehta and Isaly Asset Management, Inc. ("M&I" or the "Adviser"), believes that the rate of change may accelerate in the future, causing certain segments of the business to decline and others to experience growth. Favorable investment opportunities may be found in companies that provide products or services designed for the prevention, diagnosis and treatment of physical and mental disorders.


         In making portfolio selections, in addition to evaluating trends in corporate revenues, earnings and dividends, the Adviser generally considers the amount of capital currently being expended on research and development, and the nature thereof. The Adviser believes that dollars invested in research and development today frequently have significant bearing on future growth.

         Portfolio securities generally will be selected from companies in the following groups:

         Biotechnology - Companies which are producing or plan to produce as a result of current research, diagnostic and therapeutic drugs and reagents based on genetic engineering and the use of monoclonal antibodies or on recombinant DNA; also, specialty companies catering to the unique requirements of biotechnology companies such as those providing enzymes, media and purification equipment.

         Diagnostics   -  Private   organizations   that   develop  or  maintain
sophisticated diagnostic equipment such as CAT scanners and Magnetic Resonance Imaging as well as urological and serological assays.

         Managed Healthcare - Operators of investor-owned hospital chains (including acute care psychiatric hospitals), nursing centers for the elderly, health maintenance organizations, and rehabilitation clinics which seek to deliver hospital care on an efficient cost basis.

         Medical Equipment and Supplies - Companies engaged in the manufacture of inpatient and outpatient medical (and dental), surgical, laboratory and diagnostic products (ranging from cotton swabs through kidney dialyses equipment to CAT scanners).

         Pharmaceuticals - Companies involved with new types of drugs and their delivery systems.

         By focusing on companies such as the foregoing, the Adviser believes that the opportunity for long-term capital growth exists. Of course, there can be no assurance that the Portfolio will be able to take advantage of the foregoing opportunities, or that such investment opportunities will be favorable.

Investment Policies and Risks

         The Portfolio invests in a global and diversified portfolio of securities of health sciences companies. These companies principally are engaged in the development, production or distribution of products or services related to scientific advances in healthcare, including biotechnology, diagnostics, managed healthcare, medical equipment and supplies, and pharmaceuticals. At the time the Portfolio makes an investment, 50% or more of such a company's sales, earnings or assets will arise from or will be dedicated to the application of scientific advances related to healthcare. The Portfolio may invest in securities of both established and emerging companies, some of which may be denominated in foreign currencies.


         Under normal market conditions, the Portfolio will invest at least 65% of its assets in securities of health science companies, including common and preferred stocks; equity interests in partnerships; convertible preferred stocks; and other convertible instruments. Convertible debt instruments generally will be rated below investment grade (i.e., rated lower than Baa by Moody's Investors Service, Inc. or lower than BBB by Standard & Poor's) or, if unrated, determined by the Adviser to be of equivalent quality. Convertible debt securities so rated are commonly called "junk bonds" and have risks similar to equity securities; they are speculative and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade debt securities. Such below investment grade debt securities will not exceed 20% of total assets. For temporary defensive purposes, the Portfolio may invest without limit in debt securities of foreign and United States companies, foreign governments and the U.S. Government, and their respective agencies, instrumentalities, political subdivisions and authorities, as well as in high quality money market instruments. In addition, the Portfolio may temporarily borrow up to 5% of the value of its total assets to satisfy redemption requests or settle securities transactions.


         An investment in the Portfolio entails the risk that the principal value of interests in the Portfolio may not increase or may decline. The
Portfolio's investments are subject to the risk of adverse developments affecting particular companies, the health science industries and securities markets generally. The value of interests in the Portfolio may fluctuate more than investments in a broader range of industries. Many health science companies are subject to substantial governmental regulations that can affect their prospects. Changes in governmental policies, such as reductions in the funding of third-party payment programs, may have a material effect on the demand for particular health care products and services. Regulatory approvals (often entailing lengthy application and testing procedures) are also generally required before new drugs and certain medical devices and procedures may be introduced. Many of the products and services of companies engaged in medical research and health care are also subject to relatively high risks of rapid obsolescence caused by progressive scientific and technological advances. The enforcement of patent, trademark and other intellectual property laws will affect the value of many of such companies. The Portfolio will invest in securities of emerging growth health science companies, which may offer limited products or services or which are at the research and development stage with no marketable or approved products or technologies. The Portfolio may invest up to 15% of its net assets in illiquid securities, which excludes securities eligible for resale under Rule 144A of the 1933 Act that the Portfolio's Trustees and the Adviser determine are liquid. Holding Rule 144A securities may increase illiquidity if qualified institutional buyers become uninterested in buying them.


     Investing in Foreign Securities. Investing in securities issued by foreign companies and governments involves considerations and possible risks not typically associated with investing in securities issued by the U.S. Government and domestic corporations. The values of foreign investments are affected by changes in currency rates or exchange control regulations, application of foreign tax laws (including withholding tax), changes in governmental administration or economic or monetary policy (in this country or abroad), or changed circumstances in dealings between nations. Foreign currency exchange rates may fluctuate significantly over short periods of time causing the Portfolio's net asset value to fluctuate as well. Costs are incurred in connection with conversions between various currencies. In addition, foreign brokerage commissions, custody fees and other costs of investing are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign issuers could be adversely affected by other factors not present in the United States, including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards, and potential difficulties in enforcing contractual obligations. In addition to investing in foreign companies of countries which represent established and developed economies, the Portfolio may also invest some of its assets in the emerging economies of lesser developed countries such as China and India, and countries located in Latin America and Eastern Europe. Consistent with its investment objective, the Portfolio is not limited in the percentage of assets it may invest in such securities but the number of health science issuers in lesser developed countries is relatively small. The relative risk and cost of investing in the securities of companies in such emerging economies may be higher than an investment in securities of companies in more developed countries. As of the date hereof, the Adviser initially expects to invest 50% of the Portfolio's assets in foreign securities.


     Derivative Instruments. The Portfolio may purchase or sell derivative instruments (which are instruments that derive their value from another instrument, security, index or currency) to enhance return, to hedge against fluctuations in securities prices, interest rates or currency exchange rates, or as a substitute for the purchase or sale of securities or currencies. The Portfolio's transactions in derivative instruments may be in the U.S. or abroad and may include the purchase or sale of futures contracts on securities, securities indices, other indices, other financial instruments or currencies; options on futures contracts; exchange-traded and over-the-counter options on securities, indices or currencies; and forward foreign currency exchange contracts. The Portfolio's transactions in derivative instruments involve a risk of loss or depreciation due to: unanticipated adverse changes in securities prices, interest rates, the other financial instruments' prices, or currency exchange rates; the inability to close out a position; default by the counterparty; imperfect correlation between a position and the desired hedge; tax constraints on closing out positions; and portfolio management constraints on securities subject to such transactions. The loss on derivative instruments (other than purchased options) may substantially exceed the Portfolio's initial investment in these instruments. In addition, the Portfolio may lose the entire premium paid for purchased options that expire before they can be profitably exercised by the Portfolio. The Portfolio incurs transaction costs in opening and closing positions in derivative instruments. There can be no assurance that the Adviser's use of derivative instruments will be advantageous to the Portfolio.


         To the extent that the Portfolio enters into futures contracts, options on futures contracts and options on foreign currencies traded on an exchange regulated by the Commodity Futures Trading Commission ("CFTC"), in each case that are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money") may not exceed 5% of the liquidation value of the Portfolio's investments, after taking into account unrealized profits and unrealized losses on any contracts the Portfolio has entered into.

         Forward contracts are individually negotiated and privately traded by currency traders and their customers. A forward contract involves an obligation to purchase or sell a specific currency (or basket of currencies) for an agreed price at a future date, which may be any fixed number of days from the date of the contract. The Portfolio may engage in cross-hedging by using forward contracts in one currency (or basket of currencies) to hedge against fluctuations in the value of securities denominated in a different currency if the Adviser determines that there is an established historical pattern or correlation between the two currencies (or the basket of currencies and the underlying currency). Use of a different foreign currency magnifies the Portfolio's exposure to foreign currency exchange rate fluctuations. The Portfolio may also use forward contracts to shift its exposure to foreign currency exchange rate changes from one currency to another.

Currency Swaps. The Portfolio may enter into currency swaps for both hedging and non-hedging purposes. Currency swaps involve the exchange of rights to make or receive payments in specified currencies. Since currency swaps are individually negotiated, the Portfolio expects to achieve an acceptable degree of correlation between its portfolio investments and its currency swap positions. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity which involves special investment techniques and risks. If the Adviser is incorrect in its forecasts of market values and currency exchange rates, the Portfolio's performance will be adversely affected.

Repurchase Agreements. The Portfolio may enter into repurchase agreements with respect to its permitted investments, but currently intends to do so only with member banks of the Federal Reserve System or with primary dealers in U.S. Government securities. In the event of the bankruptcy of the other party to a repurchase agreement, the Portfolio might experience delays in recovering its cash. To the extent that, in the meantime, the value of the securities the Portfolio purchased may have decreased, the Portfolio could experience a loss. The Portfolio does not expect to invest more than 5% of its total assets in repurchase agreements under normal circumstances.

Other Investment Companies. The Portfolio reserves the right to invest up to 10% of its total assets in the securities of other investment companies unaffiliated with the Adviser or Eaton Vance Management ("Eaton Vance") that have the characteristics of closed-end investment companies. The Portfolio will indirectly bear its proportionate share of any management fees paid by investment companies in which it invests in addition to the advisory fee paid by the Portfolio. The value of closed-end investment securities, which are usually traded on an exchange, is affected by the demand for the securities themselves, independent of the demand for the underlying portfolio assets and, accordingly, such securities can trade at a discount from their net asset values.

Certain Investment Policies. The Portfolio has adopted certain fundamental investment restrictions which are enumerated in detail in Part B and which may not be changed unless authorized by an investor vote. Investment restrictions are considered at the time of acquisition of assets and, in general, the sale of portfolio assets generally is not required in the event of a subsequent change in circumstances. As a matter of fundamental policy the Portfolio will not invest 25% or more of its total assets in the securities of issuers in any one industry, other than U.S. Government securities and securities of health sciences companies. However, the Portfolio is permitted to invest 25% or more of its total assets in (i) the securities of issuers located in any one country and
(ii) securities denominated in the currency of any one country. Under normal market conditions, the Portfolio will hold securities of issues in at least three countries.


         Except for the fundamental investment restrictions and policies specifically identified above and those enumerated in Part B, the investment objective and policies of the Portfolio are not fundamental policies and accordingly may be changed by the Trustees without obtaining the approval of the investors in the Portfolio. The Portfolio's investors will receive written notice thirty days prior to any change in the investment objective of the Portfolio. If any changes were made, the Portfolio might have an investment objective different from the objective which an investor considered appropriate at the time of its initial investment.

Item 5.  Management of the Portfolio

         The Portfolio is organized as a trust under the laws of the State of New York. The Portfolio intends to comply with all applicable federal and state securities laws.


Adviser.  The  Portfolio  has  engaged  Mehta and Isaly Asset  Management,  Inc.
("M&I"), located at 41 Madison Avenue, 40th Floor, New York, New York 10010-2202, as its investment adviser. M&I was incorporated in Delaware on February 24, 1989 and is principally owned by Samuel D. Isaly, who serves as the President of M&I. The Portfolio is the only investment company registered under the Investment Company Act of 1940 (the "1940 Act") advised by M&I, which formerly was named G/A Capital Management, Inc.


        Investment decisions for the Portfolio are made by the portfolio manager, Samuel D. Isaly. Mr. Isaly has been active in international and health care investing throughout his career, beginning at Chase Manhattan Bank in New York in 1968. He studied international economics, mathematics and econometrics at Princeton and the London School of Economics. His company, Gramercy Associates, was the first to develop an integrated worldwide system of analysis on the 100 leading worldwide pharmaceutical companies, with investment recommendations conveyed to 50 leading financial institutions in the United States and Europe beginning in 1982. Gramercy Associates was absorbed into S.G. Warburg & Company Inc. in 1986, where Mr. Isaly became a Senior Vice President. In July of 1989, Mr. Isaly joined with Dr. Viren Mehta to found the partnership of Mehta and Isaly. The operations of the combined effort are (1) to provide investment ideas to institutional investors on the subject of worldwide health care, (2) to undertake cross-border merger and acquisition projects in the industry and (3) to provide investment management services to selected investors. The latter activity is undertaken through the legal entity Mehta and Isaly Asset Management, Inc., which is an investment advisory firm registered with the Securities and Exchange Commission (the "Commission").


         For its services, M&I receives a fee computed daily and payable monthly at an annual rate of 1.00% of the Portfolio's average daily net assets up to $30 million of such assets, 0.90% of the next $20 million of such assets, and 0.75% on such assets in excess of $50 million. The fee rate declines for net assets of $500 million and greater. Beginning September 1, 1997, M&I may receive a performance based adjustment of up to 0.25% of the net assets of the Portfolio. M&I has agreed to pay Eaton Vance Distributors, Inc. ("EVD") the equivalent of one-third of its advisory fee receipts out of M&I's own resources for EVD's activities as placement agent of the Portfolio.


         The Adviser furnishes for the use of the Portfolio office space and all necessary office facilities, equipment and personnel for servicing the investments of the Portfolio. The Adviser places the portfolio securities transactions of the Portfolio with many broker-dealer firms and uses its best efforts to obtain execution of such transactions at prices which are advantageous to the Portfolio and at reasonably competitive commission rates. Subject to the foregoing, the Adviser may consider sales of shares of one or more investment companies sponsored by the Adviser, Eaton Vance or their affiliates or shares of any investment company investing in the Portfolio as a factor in the selection of firms to execute portfolio transactions. The Portfolio and M&I have adopted Codes of Ethics relating to personal securities transactions. The Codes permit M&I personnel to invest in securities (including securities that may be purchased or held by the Portfolio) for their own accounts, subject to certain restrictions and reporting procedures.


Administrator. Eaton Vance, its affiliates and its predecessor companies have been managing assets of individuals and institutions since 1924 and managing investment companies since 1931. Eaton Vance acts as investment adviser to investment companies and various individual and institutional clients with assets under management of over $16 billion. Eaton Vance is a wholly-owned subsidiary of Eaton Vance Corp., a publicly-held holding company that, through its subsidiaries and affiliates, engages primarily in investment management, administration and marketing activities. The Portfolio's placement agent is Eaton Vance Distributors, Inc.("EVD"), which is a wholly-owned subsidiary of Eaton Vance.

         Acting under the general supervision of the Board of Trustees of the Portfolio, Eaton Vance administers the business affairs of the Portfolio. Eaton Vance's services include monitoring and providing reports to the Trustees of the Portfolio concerning the investment performance achieved by the Adviser for the Portfolio, recordkeeping, preparation and filing of documents required to comply with federal and state securities laws, supervising the activities of the custodian of the Portfolio, providing assistance in connection with Trustees' and interestholders' meetings and other administrative services necessary to conduct the business of the Portfolio. Eaton Vance also furnishes for the use of the Portfolio office space and all necessary office facilities, equipment and personnel for administering the business affairs of the Portfolio. Eaton Vance does not provide any investment management or advisory services to the Portfolio.

         Under its administration agreement with the Portfolio, Eaton Vance receives a monthly administration fee in the amount of 1/48 of 1% (equal to 0.25% annually) of the average daily net assets of the Portfolio up to $500 million, which fee declines at intervals above $500 million. The combined investment advisory and administration fees payable by the Portfolio are higher than similar fees charged by most other investment companies.

         The Portfolio will be responsible for the payment of all of its costs and expenses not expressly stated to be payable by the Adviser under the investment advisory agreement or by Eaton Vance under the administration agreement. Such costs and expenses to be borne by the Portfolio include, without limitation: custody fees and expenses, including those incurred for determining net asset value and keeping accounting books and records; expenses of pricing and valuation services; membership dues in investment company organizations; brokerage commissions and fees; fees and expenses of registering under the securities laws; expenses of reports to investors; proxy statements, and other expenses of investors' meetings; insurance premiums; printing and mailing expenses; interest, taxes and corporate fees; legal and accounting expenses; compensation and expenses of Trustees not affiliated with Eaton Vance or the Adviser; and investment advisory and administration fees. The Portfolio will also bear expenses incurred in connection with any litigation in which the Portfolio is a party and any legal obligation to indemnify its officers and Trustees with respect thereto, to the extent not covered by insurance.

Transfer Agent. IBT Fund Services (Canada) Inc., 1 First Canadian Place, King Street West, Suite 2800, P.O. Box 231, Toronto, Ontario, Canada M5X 1C8, a subsidiary of Investors Bank & Trust Company, the Portfolio's custodian, serves as transfer agent and dividend-paying agent of the Portfolio and computes the daily net asset value of interests in the Portfolio.

Item 6.  Capital Stock and Other Securities

         The Portfolio is organized as a trust under the laws of the State of New York and intends to be treated as a partnership for federal tax purposes. Under the Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both adequate insurance exists and the Portfolio itself is unable to meet its obligations.

         The Declaration of Trust provides that the Portfolio will terminate 120 days after the complete withdrawal of any investor in the Portfolio unless either the remaining investors, by unanimous vote at a meeting of such investors, or a majority of the Trustees of the Portfolio, by written instrument consented to by all investors, agree to continue the business of the Portfolio. This provision is consistent with the treatment of the Portfolio as a partnership for federal income tax purposes.

         An interest in the Portfolio has no preemptive or conversion rights and is fully paid and nonassessable, except as set forth above. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio may hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies or restrictions will be submitted to investors for approval. The investment objective and all nonfundamental investment policies of the Portfolio may be changed by the Trustees of the Portfolio without obtaining the approval of the investors in the Portfolio. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Any Trustee may be removed by the affirmative vote of holders of two-thirds of the interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Information regarding pooled investment entities or funds that invest in the Portfolio may be obtained by contacting Eaton Vance Distributors, Inc., 24 Federal Street, Boston, MA 02110, (617) 482-8260.

         As of November 29, 1996, EV Traditional Worldwide Health Sciences Fund, Inc., controlled the Portfolio by virtue of owning approximately 88.0% of the outstanding interests in the Portfolio.

         The net asset value of the Portfolio is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day"). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (currently 4:00 p.m., New York time) (the "Portfolio Valuation Time").

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represented that investor's share of the aggregate interest in the Portfolio on such day. Any additions or withdrawals, which are to be effected on that day, will then be effected. Each investor's percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on the Exchange (normally 4:00 p.m., New York time), on such day plus or minus, as the case may be, that amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of such trading on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.

         The Portfolio will allocate at least annually among its investors its net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio's net investment income consists of all income accrued on the Portfolio's assets, less all actual and accrued expenses of the Portfolio, determined in accordance with generally accepted accounting principles.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. (See Part B, Item 20.) However, each investor in the Portfolio will take into account its allocable share of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.

         It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio that seeks to qualify as a regulated investment company under the Code will be able to satisfy the requirements for such qualification.

Item 7.  Purchase of Interests in the Portfolio

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio will be made without a sales load. All investments received by the Portfolio will be effected as of the next Portfolio Valuation Time. The net asset value of the Portfolio is determined at the Portfolio Valuation Time on each Portfolio Business Day. The Portfolio will be closed for business and will not determine its net asset value on the following business holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Portfolio's net asset value is computed in accordance with procedures established by the Portfolio's Trustees.

         The Portfolio's net asset value is determined by IBT Fund Services (Canada) Inc. (as agent for the Portfolio) based on market or fair value in the manner authorized by the Trustees of the Portfolio, with special provisions for valuing debt obligations, short-term investments, foreign securities, direct investments, hedging instruments and assets not having readily available market quotations, if any. The net asset value is computed by subtracting the liabilities of the Portfolio from the value of its total assets. For further information regarding the valuation of the Portfolio's assets, see Part B, Item 19.

         There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         The placement agent for the Portfolio is EVD. The principal business address of EVD is 24 Federal Street, Boston, Massachusetts 02110. EVD receives no compensation from the Portfolio for serving as the placement agent for the Portfolio.

Item 8.  Redemption or Decrease of Interest

         An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the Securities and Exchange Commission (the "Commission") a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with respect to such investor during any 90 day period to the lesser of (a) $250,000 or (b) 1% of the net asset value of the Portfolio at the beginning of such period.

         Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists, or during any other period permitted by order of the Commission for the protection of investors.

Item 9.  Pending Legal Proceedings

         Not applicable.

                                     PART B

Item 10.  Cover Page

         Not applicable.

Item 11.  Table of Contents

                                                                           Page
         General Information and History..........................          B-1
         Investment Objectives and Policies.......................          B-1
         Management of the Portfolio..............................          B-9
         Control Persons and Principal Holder of Securities.......         B-12
         Investment Advisory and Other Services...................         B-12
         Brokerage Allocation and Other Practices................          B-15
         Capital Stock and Other Securities......................          B-17
         Purchase, Redemption and Pricing of Securities..........          B-19
         Tax Status..............................................          B-20
         Underwriters............................................          B-22
         Calculation of Performance Data.........................          B-22
         Financial Statements.....................................         B-22

Item 12.  General Information and History

     Effective June 24, 1996, the Portfolio's name was changed from "Global Health Sciences Portfolio" to "Worldwide Health Sciences Portfolio."

Item 13.  Investment Objectives and Policies

         Part A contains additional information about the investment objective and policies of Worldwide Health Sciences Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

Foreign Investments. Under normal market conditions, the Portfolio will invest in securities of issuers located in at least three different countries. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of funds or other assets of the Portfolio, political or financial instability or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. It is anticipated that in most cases the best available market for foreign securities will be on exchanges or in over-the-counter markets located outside of the United States. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the United States and may be non-negotiable. In general, there is less overall governmental supervision and regulation of foreign securities markets, broker-dealers, and issuers than in the United States.

Foreign Currency Transactions. Because investments in companies whose principal business activities are located outside of the United States will frequently be denominated in foreign currencies, and because assets of the Portfolio may temporarily be held in bank deposits in foreign currencies during the completion of investment programs, the value of the assets of the Portfolio as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations. Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the U.S. or abroad. The Portfolio may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into swaps, forward contracts, options or futures on currency. On spot transactions, foreign exchange dealers do not charge a fee for conversion, but they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Portfolio at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer.

Emerging Companies. The investment risk associated with emerging companies is higher than that normally associated with larger, older companies due to the greater business risks associated with small size, the relative age of the company, limited product lines, distribution channels and financial and managerial resources. Further, there is typically less publicly available information concerning smaller companies than for larger, more established ones. The securities of small companies are often traded only over-the-counter and may not be traded in the volumes typical of trading on a national securities exchange. As a result, in order to sell this type of holding, the Portfolio may need to discount the securities from recent prices or dispose of the securities over a long period of time. The prices of this type of security may be more volatile than those of larger companies which are often traded on a national securities exchange.

Currency Swaps. Currency swaps require maintenance of a segregated account described under "Asset Coverage for Derivative Instruments" below. The Portfolio will not enter into any currency swap unless the credit quality of the unsecured senior debt or the claims-paying ability of the other party thereto is considered to be investment grade by the Adviser. If there is a default by the other party to such a transaction, the Portfolio will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with the markets for other similar instruments which are traded in the interbank market.

Forward Foreign Currency Exchange Transactions. The Portfolio may enter into forward foreign currency exchange contracts in several circumstances. First, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when the Portfolio anticipates the receipt in a foreign currency of dividend or interest payments on such a security which it holds, the Portfolio may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of such dividend or interest payment, as the case may be. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying transactions, the Portfolio will attempt to protect itself against an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

         Additionally, when management of the Portfolio believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the securities held by the Portfolio denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. The precise projection of short-term currency market movements is not possible, and short-term hedging provides a means of fixing the dollar value of only a portion of the Portfolio's foreign assets.

Special Risks Associated With Currency Transactions. Transactions in forward contracts, as well as futures and options on foreign currencies, are subject to the risk of governmental actions affecting trading in or the prices of currencies underlying such contracts, which could restrict or eliminate trading and could have a substantial adverse effect on the value of positions held by the Portfolio. In addition, the value of such positions could be adversely affected by a number of other complex political and economic factors applicable to the countries issuing the underlying currencies.

         Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying forward contracts, futures contracts and options. As a result, the available information on which the Portfolio's trading systems will be based may not be as complete as the comparable data on which the Portfolio makes investment and trading decisions in connection with securities and other transactions. Moreover, because the foreign currency market is a global, twenty-four hour market, events could occur on that market which will not be reflected in the forward, futures or options markets until the following day, thereby preventing the Portfolio from responding to such events in a timely manner.

         Settlements of over-the-counter forward contracts or of the exercise of foreign currency options generally must occur within the country issuing the underlying currency, which in turn requires parties to such contracts to accept or make delivery of such currencies in conformity with any United States or foreign restrictions and regulations regarding the maintenance of foreign banking relationships, fees, taxes or other charges.

         Unlike currency futures contracts and exchange-traded options, options on foreign currencies and forward contracts are not traded on contract markets regulated by the Commodities Futures Trading Commission ("CFTC") or (with the exception of certain foreign currency options) the Securities and Exchange Commission ("Commission"). To the contrary, such instruments are traded through financial institutions acting as market-makers. (Foreign currency options are also traded on the Philadelphia Stock Exchange subject to Commission regulation). In an over-the-counter trading environment, many of the protections associated with transactions on exchanges will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, an option writer could lose amounts substantially in excess of its initial investment due to the margin and collateral requirements associated with such option positions. Similarly, there is no limit on the amount of potential losses on forward contracts to which the Portfolio is a party.

         In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of the Portfolio's position unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. Where no such counterparty is available, it will not be possible to enter into a desired transaction. There also may be no liquid secondary market in the trading of over-the-counter contracts, and the Portfolio may be unable to close out options purchased or written, or forward contracts entered into, until their exercise, expiration or maturity. This in turn could limit the Portfolio's ability to realize profits or to reduce losses on open positions and could result in greater losses.

         Furthermore, over-the-counter transactions are not backed by the guarantee of an exchange's clearing corporation. The Portfolio will therefore be subject to the risk of default by, or the bankruptcy of, the financial institution serving as its counterparty. One or more of such institutions also may decide to discontinue its role as market-maker in a particular currency, thereby restricting the Portfolio's ability to enter into desired hedging transactions. The Portfolio will enter into over-the-counter transactions only with parties whose creditworthiness has been reviewed and found satisfactory by the Adviser.

         The purchase and sale of exchange-traded foreign currency options, however, are subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effect of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the Options Clearing Corporation ("OCC"), which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures for exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices of prohibitions on exercise.

Risks Associated With Derivative Instruments. Entering into a derivative instrument involves a risk that the applicable market will move against the Portfolio's position and that the Portfolio will incur a loss. For derivative instruments other than purchased options, this loss may exceed the amount of the initial investment made or the premium received by the Portfolio. Derivative instruments may sometimes increase or leverage the Portfolio's exposure to a particular market risk. Leverage enhances the Portfolio's exposure to the price volatility of derivative instruments it holds. The Portfolio's success in using derivative instruments to hedge portfolio assets depends on the degree of price correlation between the derivative instruments and the hedged asset. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative instrument, the assets underlying the derivative instrument and the Portfolio assets. Over-the-counter ("OTC") derivative instruments involve an enhanced risk that the issuer or counterparty will fail to perform its contractual obligations. Some derivative instruments are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of market volatility, a commodity exchange may suspend or limit trading in an exchange-traded derivative instrument, which may make the contract temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or futures option can vary from the previous day's settlement price. Once the daily limit is reached, no trades may be made that day at the price beyond the limit. This may prevent the Portfolio from closing out positions and limiting its losses. The staff of the Commission takes the position that purchased OTC options, and assets used as cover for written OTC options, are subject to the Portfolio's 15% limit on illiquid investments. However, with respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the formula price. The Portfolio's ability to terminate OTC derivative instruments may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative instruments, the only source of price quotations may be the selling dealer or counterparty. In addition, certain provisions of the Internal Revenue Code of 1986, as amended ("Code"), limit the extent to which the Portfolio may purchase and sell derivative instruments. The Portfolio will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Code for maintaining the qualification of each of the Portfolio's investment company investors as a regulated investment company for federal income tax purposes. See "Tax Status."



Limitations on Futures Contracts and Options. If the Portfolio has not complied with the 5% CFTC test set forth in the Fund's prospectus, to evidence its hedging intent, the Portfolio expects that, on 75% or more of the occasions on which it takes a long futures or option on futures position, it will have purchased or will be in the process of purchasing, equivalent amounts of related securities at the time when the futures or options position is closed out. However, in particular cases, when it is economically advantageous for the Portfolio to do so, a long futures or options position may be terminated (or an option may expire) without a corresponding purchase or securities.

         The Portfolio may enter into futures contracts, and options on futures contracts, traded on an exchange regulated by the CFTC and on foreign exchanges, but, with respect to foreign exchange-traded futures contracts an options on such futures contracts, only if the Adviser determines that trading on each such foreign exchange does not subject the Portfolio to risks, including credit and liquidity risks, that are materially greater than the risks associated with training on CFTC-regulated exchanges.

         In order to hedge its current or anticipated portfolio positions, the Portfolio may use futures contracts on securities held in its portfolio or on securities with characteristics similar to those of the securities held by the Portfolio. If, in the opinion of the Adviser, there is a sufficient degree of correlation between price trends for the securities held by the Portfolio and futures contracts based on other financial instruments, securities indices or other indices, the Portfolio may also enter into such futures contracts as part of its hedging strategy.

         All call and put options on securities written by the Portfolio will be covered. This means that, in the case of a call option, the Portfolio will own the securities subject to the call option or an offsetting call option so long as the call option is outstanding. In the case of a put option, the Portfolio will own an offsetting put option or will have deposited with its custodian cash or liquid securities with a value at least equal to the exercise price of the put option. The Portfolio may only write a put option on a security that it intends ultimately to acquire for its investment portfolio.

Repurchase Agreements. Under a repurchase agreement the Portfolio buys a security at one price and simultaneously promises to sell that same security back to the seller at a higher price. At no time will the Portfolio commit more than 15% of its net assets to repurchase agreements which mature in more than seven days and other illiquid securities. The Portfolio's repurchase agreements will provide that the value of the collateral underlying the repurchase agreement will always be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement, and will be marked to market daily.

Reverse Repurchase Agreements. The Portfolio may enter into reverse repurchase agreements. Under a reverse repurchase agreement, the Portfolio temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Portfolio agrees to repurchase the instrument at an agreed upon time (normally within seven days) and price, which reflects an interest payment. The Portfolio expects that it will enter into reverse repurchase agreements when it is able to invest the cash so acquired at a rate higher than the cost of the agreement, which would increase the income earned by the Portfolio. The Portfolio could also enter into reverse repurchase agreements as a means of raising cash to satisfy redemption requests without the necessity of selling portfolio assets.

         When the Portfolio enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Portfolio's assets. As a result, such transactions may increase fluctuations in the market value of the Portfolio's assets. While there is a risk that large fluctuations in the market value of the Portfolio's assets could affect the Portfolio's net asset value, this risk is not significantly increased by entering into reverse repurchase agreements, in the opinion of the Adviser. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. If the Portfolio reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the Portfolio's yield.

         At all times that a reverse repurchase agreement is outstanding, the Portfolio will maintain cash or high grade liquid debt securities in a segregated account at its custodian bank with a value at least equal to its obligation under the agreement. Securities and other assets held in the segregated account may not be sold while the reverse repurchase agreement is outstanding, unless other suitable assets are substituted. While the Adviser does not consider reverse repurchase agreements to involve a traditional borrowing of money, reverse repurchase agreements will be included in the Portfolio's borrowing restrictions.

Portfolio Turnover. The Portfolio cannot accurately predict its portfolio turnover rate, but it is anticipated that the annual turnover rate will generally not exceed 100% (excluding turnover of securities having a maturity of one year or less). A 100% annual turnover rate would occur, for example, if all the securities in the portfolio were replaced once in a period of one year. A high turnover rate (100% or more) necessarily involves greater expenses to the Portfolio. The Portfolio engages in portfolio trading (including short-term trading) if it believes that a transaction including all costs will help in achieving its investment objective either by increasing income or by enhancing the Portfolio's net asset value. Short-term trading may be advisable in light of a change in circumstances of a particular company or within a particular industry, or in light of general market, economic or political conditions. High portfolio turnover may also result in the realization of substantial net short-term capital gains.

Lending Portfolio Securities. If the Adviser decides to make securities loans, the Portfolio may seek to increase its income by lending portfolio securities to broker-dealers or other institutional borrowers. The financial condition of the borrower will be monitored by the Adviser on an ongoing basis. The Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and would also receive a fee, or all or a portion of the interest on investment of the collateral. The Portfolio would have the right to call a loan and obtain the securities loaned at any time on up to five business days' notice. The Portfolio would not have the right to vote any securities having voting rights during the existence of a loan, but could call the loan in anticipation of an important vote to be taken among holders of the securities or the giving or withholding of their consent on a material matter affecting the investment. Securities lending involves administrative expenses including finders' fees. If the Adviser decides to make securities loans, it is intended that the value of the securities loaned would not exceed 1/3 of the Portfolio's total assets. As of the present time, the Trustees of the Portfolio have not made a determination to engage in this activity, and have no present intention of making such a determination during the current fiscal year.

Asset Coverage Requirements. Transactions involving reverse repurchase agreements, the lending of Portfolio securities or forward contracts, futures contracts and options (other than options that the Portfolio has purchased) expose the Portfolio to an obligation to another party. The Portfolio will not enter into any such transactions unless it owns either (1) an offsetting
("covered") position in securities, currencies, or other options or futures contracts or forward contracts, or (2) cash, receivables and short-term debt securities with a value sufficient at all times to cover its potential obligations not covered as provided in (1) above. The Portfolio will comply with Commission guidelines regarding cover for these instruments and, if the guidelines so require, set aside cash, or liquid securities in a segregated account with its custodian in the prescribed amount. The securities in the segregated account will be market to market daily.


         Assets used as cover or held in a segregated account cannot be sold while the position requiring coverage or segregation is outstanding, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of the Portfolio's assets to cover or segregated accounts could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

Investment Restrictions

         The Portfolio has adopted the following investment restrictions which may not be changed without the approval of the holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Part B means the lesser of (a) 67% or more of the outstanding voting securities of the Portfolio present or represented by proxy at a meeting if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented at the meeting or (b) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.
As a matter of fundamental policy, the Portfolio may not:

     (1) Borrow money or issue senior securities except as permitted by the Investment Company Act of 1940;

         (2) Purchase any securities on margin (but the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities);

         (3)  Underwrite securities of other issuers;

         (4) Invest in real estate including interests in real estate limited partnerships (although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate) or purchase or sell commodities or commodity contracts with respect to physical commodities;

         (5) Make  loans to any  person  except by (a) the  acquisition  of debt
         securities  and  making  portfolio   investments,   (b)  entering  into
         repurchase agreements and (c) lending portfolio securities;

         (6) With respect to 75% of its total assets, invest more than 5% of its total assets (taken at current value) in the securities of any one issuer, or invest in more than 10% of the outstanding voting securities of any one issuer, except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and except securities of other investment companies; or

         (7) Invest in the securities of any one industry, except the medical research and health care industry (and except securities of health sciences companies or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if as a result 25% or more of the Portfolio's total assets would be invested in the securities of such industry.

         Notwithstanding   the  investment  policies  and  restrictions  of  the
Portfolio, the Portfolio may invest part of its assets in another investment company consistent with the 1940 Act.

        The Portfolio has adopted the following nonfundamental investment policies which may be changed by the Portfolio without the approval of its investors. The Portfolio may not (i) invest more than 15% of its net assets in investments which are not readily marketable, including repurchase agreements with remaining maturities in excess of seven days and restricted securities (restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 and commercial paper issued pursuant to Section 4(2) of said Act that the Board of Trustees of the Portfolio, or its delegate, determines to be liquid);
(ii) invest in warrants if as a result more than 2% of the value of the Portfolio's total assets would be invested in warrants which are not listed on a recognized stock exchange, or more than 5% of the Portfolio's total assets would be invested in warrants regardless of whether listed on such exchanges; (iii) purchase or retain the securities of any issuer if to the knowledge of the Portfolio any officer, director or trustee of the Portfolio or of its investment adviser own beneficially more than 1/2 of 1% of the outstanding securities of such issuer and together they own beneficially more than 5% of the securities of such issuer; (iv) invest in companies for the purpose of exercising control or management; or (v) invest in or sell put options, call options, straddles, spreads or any combination thereof, except that the Portfolio may write covered call options or enter into closing purchase transactions and except that the Portfolio may enter into futures contracts and related options.

         Whenever an investment policy or investment restriction set forth in Part A or this Part B states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the Portfolio's acquisition of such security or other asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances, other than a subsequent rating change below investment grade made by a rating service, will not compel the Portfolio to dispose of such security or other asset. Nevertheless, under normal market conditions the Portfolio must take actions necessary to comply with its policy of investing at least 65% of its total assets in equity securities of health science companies. Moreover, the Portfolio must always be in compliance with the borrowing policy set forth above.



Item 14.  Management of the Portfolio

The Portfolio's Trustees and officers are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Unless otherwise noted, the business address of each Trustee and officer is 24 Federal Street, Boston, Massachusetts 02110, which is also the address of Eaton Vance Management ("Eaton Vance"); of Eaton Vance's wholly-owned subsidiary, Boston Management and Research ("BMR"); of Eaton Vance's parent, Eaton Vance Corp. ("EVC"); and of Eaton Vance's trustee, Eaton Vance, Inc. ("EV"). Eaton Vance and EV are both wholly-owned subsidiaries of EVC. Those Trustees who are "interested persons" of the Portfolio, Eaton Vance, BMR, EVC, EV or the Adviser, as defined in the 1940 Act by virtue of their affiliation with any one or more of the Portfolio, Eaton Vance, BMR, EVC, EV or the Adviser, are indicated by an asterisk (*).

TRUSTEES

JAMES B. HAWKES (55), President and Trustee*
President of Eaton Vance, BMR, EVC and EV, and a Director of EVC and EV. Director or Trustee and officer of various investment companies managed by Eaton Vance or BMR.


     DONALD R. DWIGHT (65), Trustee President of Dwight Partners, Inc. (a corporate relations and communications company) founded in 1988. Director or Trustee of various investment companies managed by Eaton Vance or BMR. Address:
Clover Mill Lane, Lyme, New Hampshire 03768.

     SAMUEL L. HAYES, III (61), Trustee Jacob H. Schiff Professor of Investment Banking at Harvard University Graduate School of Business Administration.
Director or Trustee of various investment companies managed by Eaton Vance or BMR. Address: Harvard University Graduate School of Business Administration, Soldiers Field Road, Boston, Massachusetts 02134

     NORTON H. REAMER (61), Trustee President and Director, United Asset Management Corporation (a holding company owning institutional management firms). Chairman, President and Director, UAM Funds (mutual funds). Director or Trustee of various investment companies managed by Eaton Vance or BMR. Address:
One International Place, Boston, Massachusetts 02110


     JOHN L. THORNDIKE (70), Trustee Director, Fiduciary Company Incorporated. Director or Trustee of various investment companies managed by Eaton Vance or BMR. Address: 175 Federal Street, Boston, Massachusetts 02110

JACK L. TREYNOR (66), Trustee
Investment Adviser and Consultant. Director or Trustee of various investment companies managed by Eaton Vance or BMR.
Address:  504 Via Almar, Palos Verdes Estates, California  90274

OFFICERS

     SAMUEL D. ISALY (51), Vice President President of Mehta and Isaly Asset Management, Inc. since 1989; Senior Vice President of S.G. Warburg & Co., Inc. from 1986 through 1989; and President of Gramercy Associates, a health care industry consulting firm, from 1983 through 1986. Address: Mehta and Isaly Asset Management, Inc., 41 Madison Avenue, 40th Floor, New York, New York 10010.



JAMES L. O'CONNOR (51), Treasurer
Vice President of Eaton Vance, BMR and EV. Officer of various investment companies managed by Eaton Vance or BMR.



THOMAS OTIS (65), Secretary
Vice President and Secretary of Eaton Vance, BMR, EVC and EV. Officer of various investment companies managed by Eaton Vance or BMR.


JANET E. SANDERS (61), Assistant Secretary and Assistant Treasurer Vice President of Eaton Vance, BMR and EV. Officer of various investment companies managed by Eaton Vance or BMR.


A. JOHN MURPHY (34), Assistant Secretary
Assistant  Vice  President  of BMR,  Eaton  Vance  and EV since  March 1,  1994;
employee of Eaton Vance since March 1993. State Regulations Supervisor, The Boston Company (1991-1993) and Registration Specialist, Fidelity Management & Research Co. (1986-1991). Officer of various investment companies managed by Eaton Vance or BMR.


ERIC G. WOODBURY (39), Assistant Secretary
Vice President of BMR, Eaton Vance and EV since February 1993; formerly, associate attorney at Dechert Price & Rhoads and Gaston & Snow. Officer of various investment companies managed by Eaton Vance or BMR.


         Messrs. Hayes (Chairman), Reamer and Thorndike are members of the Special Committee of the Board of Trustees of the Portfolio. The purpose of the Special Committee is to consider, evaluate and make recommendations to the full Board of Trustees concerning (i) all contractual arrangements with service providers to the Portfolio, including investment advisory, custodial and fund accounting services, and (ii) all other matters in which Eaton Vance or its affiliates has any actual or potential conflict of interest with the Portfolio or its interestholders.


         The Nominating Committee is compromised of four Trustees who are not "interested persons" as that term is defined under the 1940 Act ("noninterested Trustees"). The Committee has four-year staggered terms, with one member rotating off the Committee to be replaced by another noninterested Trustee of the Portfolio. The purpose of the Committee is to recommend to the Board nominees for the position of noninterested Trustee and to assure that at least a majority of the Board of Trustees is independent of Eaton Vance and its affiliates.

         Messrs. Treynor (Chairman) and Dwight are members of the Audit Committee of the Board of Trustees. The Audit Committee's functions include making recommendations to the Trustees regarding the selection of the independent certified public accountants, and reviewing with such accountants and the Treasurer of the Portfolio matters relative to trading and brokerage policies and practices, accounting and auditing practices and procedures, accounting records, internal accounting controls, and the functions performed by the custodian and transfer agent of the Portfolio.

         The fees and expenses of those Trustees who are not members of the Eaton Vance organization (the noninterested Trustees) are paid by the Portfolio. (The Trustees who are members of the Eaton Vance organization receive no compensation from the Portfolio.) For the fiscal year ending August 31, 1997, it is estimated that the noninterested Trustees of the Portfolio will earn the following compensation in their capacities as Trustees of the Portfolio, and, during the year ended September 30, 1996, the noninterested Trustees of the Portfolio earned the following compensation in their capacities as Trustees of the funds in the Eaton Vance fund complex(1):

                          Estimated
                          Aggregate
                          Compensation               Total Compensation
Name                      from Portfolio             From Fund Complex
----                      --------------             --------------------

Donald R.
Dwight                  $ 256                          $142,500(2)

Samuel L.
Hayes, III                325                          153,750(3)

Norton H.
Reamer                    308                          142,500

John L.
Thorndike                 338                          147,500

Jack L.
Treynor                   318                          147,500


(1) The Eaton Vance fund complex consists of 228 registered investment companies or series thereof.
(2)      Includes $42,500 of deferred compensation.
(3)      Includes $37,500 of deferred compensation.


         Trustees of the Portfolio who are not affiliated with the Adviser or Eaton Vance may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the "Plan"). Under the Plan, an eligible Trustee may elect to have his deferred fees invested by the Portfolio in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees in accordance with the Plan will have a negligible effect on the Portfolio's assets, liabilities, and net income per share, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee. The Portfolio does not have a retirement plan for its Trustees. The Portfolio does not have a retirement plan for its Trustees.

         The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection  with  litigation  in which  they may be  involved  because  of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of noninterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.


Item 15.  Control Persons and Principle Holders of Securities


         As of November 29, 1996, EV Traditional Worldwide Health Sciences Fund, Inc. (the "Traditional Fund") and EV Marathon Worldwide Health Sciences Fund, Inc. (the "Marathon Fund") owned approximately 88.0% and 11.8%, respectively, of the value of the outstanding interests in the Portfolio. Because the Traditional Fund controls the Portfolio, the Traditional Fund may take actions without the approval of any other investor. Each of the Traditional Fund and the Marathon Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its interestholders. It is anticipated that any other investor in the Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice. The Traditional Fund is an open-end management investment company organized as a corporation under the laws of Maryland. The Marathon Fund is a series of Eaton Vance Growth Trust, an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts.

Item 16.  Investment Advisory and Other Services

     The Adviser. The Portfolio engages Mehta and Isaly Asset Management, Inc. ("M&I" or the "Adviser") as its investment adviser pursuant to an investment advisory agreement dated June 24, 1996. As investment adviser to the Portfolio, the Adviser manages the Portfolio's investments, subject to the supervision of the Board of Trustees of the Portfolio. The Adviser is also responsible for effecting all security transactions on behalf of the Portfolio, including the allocation of principal transactions and portfolio brokerage and the negotiation of commissions. See "Brokerage Allocation and Other Practices."


       For a description of the compensation that the Portfolio pays M&I under the investment advisory agreement, see "Management of the Portfolio" in Part A. The advisory fee rate on average daily net assets is reduced to 0.70% on assets of $500 million but less than $1 billion, to 0.65% on assets of $1 billion but less than $1.5 billion, to 0.60% on assets of $1.5 billion but less than $2 billion, to 0.55% on assets of $2 billion but less than $3 billion, and 0.50% on assets of $3 billion and over.


         The performance fee adjustment to the advisory fee is as follows: after 12 months, the basic advisory fee is subject to upward or downward adjustment depending upon whether and to what extent the investment performance of the Portfolio differs by at least one percentage point from the record of the Standard & Poor's Index of 500 Common Stocks over the same period. Each percentage point difference is multiplied by a performance adjustment rate of 0.025%. The maximum adjustment plus/minus is 0.25%. One twelfth (1/12) of this adjustment is applied each month to the average daily net assets of the Portfolio over the entire performance period. This adjustment shall be based on a rolling period of up to and including the most recent 36 months. Portfolio performance shall be total return as computed under Rule 482 under the 1933 Act.

         The Portfolio's investment advisory agreement with the Adviser remains in effect until February 28, 1997; it may be continued indefinitely thereafter so long as such continuance is approved at least annually (i) by the vote of a majority of the Trustees of the Portfolio who are not interested persons of the Adviser or the Portfolio cast in person at a meeting specifically called for the purpose of voting on such approval and (ii) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio. The agreement may be terminated at any time without penalty on sixty days' written notice by the Board of Trustees of the Portfolio or the Board of Directors of the Adviser or by vote of a majority of the outstanding voting securities of the Portfolio. The agreement will terminate automatically in the event of its assignment. The agreement provides that the Adviser may render services to others. The agreement also provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under the agreement on the part of the Adviser, the Adviser shall not be liable to the Portfolio or to any interestholder for any act or omission in the course of or connected with rendering services or for any losses sustained in the purchase, holding or sale of any security.

                  The Administrator. See "Management of the Portfolio" in Part A
for a description of the services Eaton Vance performs as administrator of the Portfolio. Under Eaton Vance's administration agreement with the Portfolio, Eaton Vance receives a monthly administration fee from the Portfolio. This fee is computed by applying the annual asset rate applicable to that portion of the average daily net assets of the Portfolio throughout the month in each Category as indicated below:
                                                            Annual
Category Average Daily Net Assets                           Asset Rate
-----------       --------------------------------          -------------

1                 less than $500 million                     0.25%
2                 $500 million but less than $1 billion      0.23333
3                 $1 billion but less than $1.5 billion      0.21667
4                 $1.5 billion but less than $2 billion      0.20
5                 $2 billion but less than $3 billion        0.18333
6                 $3 billion and over                        0.16667

         Eaton Vance's administration agreement with the Portfolio will remain in effect until February 28, 1997. The administration agreement may be continued from year to year after such date so long as such continuance is approved annually by the vote of a majority of the Trustees of the Portfolio. The administration agreement may be terminated at any time without penalty on sixty days' written notice by the Board of Trustees of either party thereto, or by a vote of a majority of the outstanding voting securities of the Portfolio. The administration agreement will terminate automatically in the event of its assignment. The administration agreement provides that, in the absence of Eaton Vance's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties to the Portfolio under such agreement, Eaton Vance will not be liable to the Portfolio or to any interestholder for any loss incurred. The agreement was initially approved by the Trustees, including the non-interested Trustees, of the Portfolio at a meeting held on June 24, 1996.

         To the extent necessary to comply with U.S. tax laws, Eaton Vance has employed IBT Trust Company (Cayman) Ltd. to serve as the sub-administrator of the Portfolio. The sub-administrator maintains the Portfolio's principal office and certain of its records and provides administrative assistance in connection with meetings of the Portfolio's Trustees and interestholders.

         Eaton Vance and EV are both wholly-owned subsidiaries of EVC. BMR is a wholly-owned subsidiary of Eaton Vance. Eaton Vance and BMR are both Massachusetts business trusts, and EV is the trustee of Eaton Vance and BMR. The Directors of EV are Landon T. Clay, M. Dozier Gardner, James B. Hawkes and Benjamin A. Rowland, Jr. The Directors of EVC consist of the same persons and John G.L. Cabot and Ralph Z. Sorenson. Mr. Clay is chairman, Mr. Gardner is Vice Chairman and Mr. Hawkes is president and chief executive officer of EVC, Eaton Vance, BMR and EV. All of the issued and outstanding shares of Eaton Vance and of EV are owned by EVC. All of the issued and outstanding shares of BMR are owned by Eaton Vance. All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust which expires December 31, 1997, the Voting Trustees of which are Messrs. Clay, Gardner, Hawkes and Rowland and Thomas E. Faust, Jr. The Voting Trustees have unrestricted voting rights for the election of Directors of EVC. All of the outstanding voting trust receipts issued under said Voting Trust are owned by certain of the officers of Eaton Vance and BMR who are also officers or officers and Directors of EVC and EV. As of January 1, 1997, Messrs. Clay, Gardner and Hawkes each owned 24% and Messrs. Rowland and Faust owned 15% and 13%, respectively, of such voting trust receipts. Mr. Otis is an officer or Trustee of the Portfolio and is a member of the EVC, Eaton Vance, BMR and EV organizations. Messrs. Murphy, O'Connor and Woodbury and Ms. Sanders are officers of the Portfolio and are also members of the Eaton Vance, BMR and/or EV organizations. Eaton Vance will receive the fees paid under the administration agreement.

         EVC owns all of the stock of Energex Energy Corporation, which is engaged in oil and gas exploration and development. In addition, Eaton Vance owns all of the stock of Northeast Properties, Inc., which is engaged in real estate investment. EVC also owns 24% of the Class A shares of Lloyd George Management (B.V.I.) Limited, a registered investment adviser. EVC owns all of the stock of Fulcrum Management, Inc. and MinVen Inc., which are engaged in precious metal mining venture investment and management. EVC, BMR, Eaton Vance and EV may also enter into other businesses.

         Custodian. Investors Bank & Trust Company ("IBT"), 89 South Street, Boston, Massachusetts, acts as custodian for the Portfolio. IBT has the custody of all securities of the Portfolio purchased in the United States, and its subsidiary, IBT Fund Services (Canada) Inc., 1 First Canadian Place, King Street West, Toronto, Ontario, Canada, maintains the Portfolio's general ledger and computes the daily net asset value of interests in the Portfolio. In its capacity as custodian, IBT attends to details in connection with the sale, exchange, substitution, or transfer of or other dealings with the Portfolio's investments, receives and disburses all funds, and performs various other ministerial duties upon receipt of proper instructions from the Portfolio.

         Portfolio securities, if any, purchased by the Portfolio in the U.S. are maintained in the custody of IBT or of other domestic banks or depositories. Portfolio securities purchased outside of the U.S. are maintained in the custody of foreign banks and trust companies that are members of IBT's Global Custody Network, or foreign depositories used by such foreign banks and trust companies. Each of the domestic and foreign custodial institutions holding portfolio securities has been approved by the Board of Trustees of the Portfolio in accordance with regulations under the 1940 Act.

         IBT charges fees which are competitive within the industry. These fees for the Portfolio relate to (1) custody services based upon a percentage of the market values of Portfolio securities; (2) bookkeeping and valuation services provided at an annual rate; (3) activity charges, primarily the result of the number of portfolio transactions; and (4) reimbursement of out-of-pocket expenses. These fees are then reduced by a credit for cash balances of the Portfolio at the custodian equal to 75% of the 91-day U.S. Treasury Bill auction rate applied to the Portfolio's average daily collected balances. Landon T. Clay, a Director of EVC and an officer, Trustee or Director of other entities in the Eaton Vance organization, owns approximately 13% of the voting stock of Investors Financial Services Corp., the holding company parent of IBT. Management believes that such ownership does not create an affiliated person relationship between the Portfolio and IBT under the 1940 Act.

         IBT also provides services in connection with the preparation of interestholder reports and electronic filing of such reports with the Commission for which it receives a separate fee.


         Independent Accountants. Coopers & Lybrand Chartered Accountants, Toronto, Ontario, Canada, are the independent accountants of the Portfolio, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the Commission.

Item 17.  Brokerage Allocation and Other Practices

         Decisions concerning the execution of portfolio security transactions by the Portfolio, including the selection of the market and the broker-dealer firm, are made by the Adviser.

         The Adviser places the portfolio security transactions of the Portfolio and of certain other accounts managed by the Adviser for execution with many broker-dealer firms. The Adviser uses its best efforts to obtain execution of portfolio transactions at prices that are advantageous to the Portfolio and (when a disclosed commission is being charged) at reasonably competitive commission rates. In seeking such execution, the Adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including without limitation the size and type of the transaction, the general execution and operational capabilities of the broker-dealer, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the reputation, reliability, experience and financial condition of the broker-dealer, the value and quality of services rendered by the broker-dealer in this and other transactions, and the reasonableness of the commission, if any. Transactions on stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different broker-dealer firms, and a particular broker-dealer may charge different commissions according to such factors as the difficulty and size of the transaction and the volume of business done with such broker-dealer. Transactions in foreign securities usually involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid or received by the Portfolio usually includes an undisclosed dealer markup or markdown. In an underwritten offering the price paid by the Portfolio includes a disclosed fixed commission or discount retained by the underwriter or dealer. Although commissions paid on portfolio transactions will, in the judgment of the Adviser, be reasonable in relation to the value of the services provided, commissions exceeding those which another firm might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser's other clients in part for providing brokerage and research services to the Adviser.

         As authorized in Section 28(e) of the 1934 Act, a broker or dealer who executes a portfolio transaction on behalf of the portfolio may receive a commission which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. This determination may be made on the basis of either that particular transaction or on the basis of the overall responsibilities which the Adviser and its affiliates have for accounts over which they exercise investment discretion. In making any such determination, the Adviser will not attempt to place a specific dollar value on the brokerage and research services provided or to determine what portion of the commission should be related to such services. Brokerage and research services may include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement); and the "Research Services" referred to in the next paragraph.

         It is a common practice in the investment advisory industry for the advisers of investment companies, institutions and other investors to receive research, statistical and quotation services, data, information and other services, products and materials which assist such advisers in the performance of their investment responsibilities ("Research Services") from broker-dealers which execute portfolio transactions for the clients of such advisers and from third parties with which such broker-dealers have arrangements. Consistent with this practice, the Adviser may receive Research Services from broker-dealer firms with which the Adviser places the portfolio transactions of the Portfolio and from third parties with which these broker-dealers have arrangements. These Research Services may include such matters as general economic and market reviews, industry and company reviews, evaluations of securities and portfolio strategies and transactions, recommendations as to the purchase and sale of securities and other portfolio transactions, financial, industry and trade publications, news and information services, pricing and quotation equipment and services, and research oriented computer hardware, software, data bases and services. Any particular Research Service obtained through a broker-dealer may be used by the Adviser in connection with client accounts other than those accounts which pay commissions to such broker-dealer. Any such Research Service may be broadly useful and of value to the Adviser in rendering investment advisory services to all or a significant portion of its clients, or may be relevant and useful for the management of only one client's account or of a few clients' accounts, or may be useful for the management of merely a segment of certain clients' accounts, regardless of whether any such account or accounts paid commissions to the broker-dealer through which such Research Service was obtained. The advisory fee paid by the Portfolio is not reduced because the Adviser receives such Research Services. The Adviser evaluates the nature and quality of the various Research Services obtained through broker-dealer firms and attempts to allocate sufficient commissions to such firms to ensure the continued receipt of Research Services which the Adviser believes are useful or of value to it in rendering investment advisory services to its clients.

         Subject to the requirement that the Adviser shall use its best efforts to seek to execute portfolio security transactions of the Portfolio at advantageous prices and at reasonably competitive commission rates or spreads, the Adviser is authorized to consider as a factor in the selection of any broker-dealer firm with whom Portfolio orders may be placed the fact that such firm has sold or is selling shares of investment companies sponsored by Eaton Vance. This policy is not inconsistent with a rule of the National Association of Securities Dealers, Inc. ("NASD"), which rule provides that no firm which is a member of the NASD shall favor or disfavor the distribution of shares of any particular investment company or group of investment companies on the basis of brokerage commissions received or expected by such firm from any source.

         Securities considered as investments for the Portfolio may also be appropriate for other investment accounts managed by the Adviser or its affiliates. The Adviser will attempt to allocate equitably portfolio transactions among the Portfolio and the portfolios of its other investment accounts whenever decisions are made to purchase or sell securities by the Portfolio and one or more of such other accounts simultaneously. In making such allocations, the main factors to be considered are the respective investment objectives of the Portfolio and such other accounts, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Portfolio and such accounts, the size of investment commitments generally held by the Portfolio and such accounts and the opinions of the persons responsible for recommending investments to the Portfolio and such accounts. While this procedure could have a detrimental effect on the price or amount of the securities available to the Portfolio from time to time, it is the opinion of the Trustees of the Portfolio that the benefits available from the Adviser's organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.

Item 18.  Capital Stock and Other Securities

         Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owned to holders of record of interests in the Portfolio ("Holders") or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio's debts and obligations or distribute the Portfolio's assets to the Holders in liquidation. Interests in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Interests in the Portfolio may not be transferred. Certificates representing an investor's interest in the Portfolio are issued only upon the written request of a Holder.

         Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

         The Portfolio's Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio's name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or to cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder's interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

         The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.

         In accordance with the Declaration of Trust, there normally will be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by investors. In such an event, the Trustees of the Portfolio then in office will call an investors' meeting for the election of Trustees. Except for the foregoing circumstances, and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.

         The Declaration of Trust provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interests have removed him from that office either by a written declaration filed with the Portfolio's custodian or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances, the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate interest in the Portfolio. The Portfolio intends to maintain fidelity and errors and omissions insurance deemed adequate by the Trustees. Therefore, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 19.  Purchase, Redemption and Pricing of Securities

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933. See "Purchase of Interests in the Portfolio" and "Redemption or Decrease of Interest" in Part A. See Part A, Item 7 regarding the pricing of interests in the Portfolio.

         To the extent sales prices are available, securities that are traded on a recognized stock exchange, whether U.S. or foreign, are valued at the last sale price on that exchange prior to the time when assets are valued or prior to the close of trading on the New York Stock Exchange. In the event that there are no sales, the last available sale price will be used. If a security is traded on more than one exchange, the latest price on the exchange where the stock is primarily traded will be used. If there is no sale that day or if the security is not listed, the security is valued at its last sale quotation. The calculation of the Portfolio's net asset value may not take place contemporaneously with the times noted above for determining the prices of certain portfolio securities, including foreign securities. If events materially effecting the value of such securities occur between the time when their prices are determined and the time the Portfolio's net asset value is calculated, such securities will be valued at fair value as determined in good faith by the Trustees of the Portfolio. Also, for any security for which application of the preceding methods of valuation results in a price for a security that is deemed not to be representative of the market value of such security, the security will be valued at fair value under the supervision and responsibility of the Board of Trustees.

         Futures contracts and call options written on portfolio securities will be priced at the latest sales price on the principal exchange on which such options are normally traded or, if there have been no sales on such exchange on that day, at the closing asked price. Short-term investments having a maturity of 60 days or less are valued on the basis of amortized cost. All other assets and securities held by the Portfolio (including restricted securities) are valued at fair value as determined in good faith under the supervision and responsibility of the Board of Trustees. Any assets that are denominated in a foreign currency are translated in U.S. dollars of the last quoted spot rate of exchange prevailing on each valuation date.

Item 20.  Tax Status

         The Portfolio has been advised by tax counsel that, provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code and it should not be a "publicly traded partnership" within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any federal income tax.

         Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. The Portfolio has been advised by tax counsel that, in the case of a Holder that seeks to qualify as a regulated investment company (a "RIC"), the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Sections 851(b) and 852(b)(5) of the Code. Further, the Portfolio has been advised by tax counsel that each Holder that seeks to qualify as a regulated investment company (a "RIC"), should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the Holder has been an investor in the Portfolio, whichever is shorter. Investors should consult their tax advisers regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.

         In order to enable a Holder that is otherwise eligible to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to allocate and permit withdrawals in a manner that will enable a Holder which is a RIC to comply with those requirements. The Portfolio will allocate at least annually to each Holder it's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury regulations. Tax counsel has advised the Portfolio that the Portfolio's allocations of taxable income and loss should have "economic effect" under applicable Treasury regulations.

         To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) ("liquid proceeds") exceed a Holder's adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest), the Holder's adjusted basis of his interest exceeds the liquid proceeds of such withdrawal, the Holder will generally realize a loss for federal income tax purposes. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder's adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on such contribution), increased by the amounts of the Holder's distributive share of items of income (including interest income exempt from federal income tax) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder's distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of interest income exempt from federal income tax and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder's distributive share of the Portfolio's nondeductible expenditures not properly chargeable to capital account. Increases or decreases in a Holder's share of the Portfolio's liabilities may also result in corresponding increases or decreases in such adjusted basis. Distributions of liquid proceeds in excess of a Holder's adjusted basis in its interest in the Portfolio immediately prior thereto generally will result in the recognition of gain to the Holder in the amount of such excess.

         Foreign exchange gains and losses realized by the Portfolio and allocated to the RIC in connection with the Portfolio's investments in foreign securities and certain options, futures or forward contracts or foreign currency may be treated as ordinary income and losses under special tax rules. Certain options, futures or forward contracts of the Portfolio may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss. Positions of the Portfolio in securities and offsetting options, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may, upon allocation of the Portfolio's income, gain or loss to the RIC, affect the amount, timing and character of the RIC's distributions to shareholders. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in the stock of certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or avoid imposition of a tax on such an investor.

         The Portfolio anticipates that it will be subject to foreign taxes on its income (including, in some cases, capital gains) from foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.

         An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have difference entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The exemption of interest income for federal income tax purposes does not necessarily result in exemption under the income or tax laws of any state or local taxing authority. The laws of the various states and local taxing authorities vary with respect to the taxation of such interest income, as well as to the status of a partnership interest under state and local tax laws, and each Holder of an interest in the Portfolio is advised to consult his own tax adviser.

         The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.

Item 21.  Underwriters

         The placement agent for the Portfolio is Eaton Vance Distributors, Inc., which is a wholly-owned subsidiary of Eaton Vance and which receives no compensation from the Portfolio for serving in this capacity. Investment companies, common and commingled trust funds, and similar organizations and entities may continuously invest in the Portfolio.

Item 22.  Calculation of Performance Data

         Not applicable.

Item 23.  Financial Statements

         The following financial statements included herein have been included in reliance upon the report of Coopers & Lybrand Chartered Accountants, as experts in accounting and auditing.

         Statement of Assets and Liabilities as of August 31, 1996 Report of Independent Accountants

                              Financial Statements

                       WORLDWIDE HEALTH SCIENCES PORTFOLIO
                       STATEMENT OF ASSETS AND LIABILITIES
                                 August 31, 1996

Assets:
        Cash..................................................         $100,020
        Deferred organization expenses........................           12,000
                                                                         ------
                  Total assets................................         $112,020

Liabilities:
        Accrued organization expenses.........................           12,000
                                                                         ------
Net assets....................................................         $100,020
                                                                       ========

NOTES:

(1) Worldwide Health Sciences Portfolio (the "Portfolio") was organized as a New York Trust on March 26, 1996 and has been inactive since that date, except for matters relating to its organization and registration as an investment company under the Investment Company Act of 1940 and the sale of interests therein at the purchase price of $100,000 to Boston Management & Research, $10 to Eaton Vance Management and $10 EV Marathon Worldwide Health Sciences Fund (the "Initial Interests").

(2) Organization expenses are being deferred and will be amortized on a straight-line basis over a period not to exceed five years, commencing on the effective date of the Portfolio's initial offering of its interests. The amount paid by the Portfolio on any withdrawal by the holders of the Initial Interests of any of the respective Initial Interests will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of the Initial Interests withdrawn to the Initial Interests then outstanding.

(3) At 4:00 p.m., New York City time, on each business day of the Portfolio, the value of an investor's interest in the Portfolio is equal to the product of (i) the aggregate net asset value of the Portfolio multiplied by (ii) the percentage representing that investor's share of the aggregate interest in the Portfolio effective for that day.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Trustees and Investors of
      Worldwide Health Sciences Portfolio:

         We have audited the accompanying statement of assets and liabilities of Worldwide Health Sciences Portfolio (a New York Trust) as of August 31, 1996. This financial statement is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Worldwide Health Sciences Portfolio as of August 31, 1996, in conformity with generally accepted accounting principles.


                                    /s/ Coopers & Lybrand Chartered Accountants

Toronto, Ontario
September 2, 1996

                                     PART C

Item 24.  Financial Statements and Exhibits

     (a) Financial Statements The financial statements called for by this Item are included in Part B and listed in Item 23 hereof.

     (b)  Exhibits

     1. (a)  Declaration  of Trust  dated  March 26,  1996  filed electronically as Exhibit No. 1(a) to the Registrant's original Registration Statement filed with the Commission on July 22, 1996 (Accession No. 0001003291-96-000048) and incorporated herein by reference (the "Original Registration Statement").

         (b) Amendment to Declaration of Trust dated June 24, 1996 filed electronically as Exhibit No. 1(b) to the Original Registration Statement and incorporated herein by reference.

     2. By-Laws of the Registrant adopted March 26, 1996 filed electronically as Exhibit No. 2 to the Original Registration Statement and incorporated herein by reference.

     5. Investment Advisory Agreement between the Registrant and M&I dated June 24, 1996 filed electronically as Exhibit No. 5 to the Original Registration Statement and incorporated herein by reference.

     6. Placement Agent Agreement with Eaton Vance Distributors, Inc. dated November 1, 1996 filed herewith.

     7. The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).

     8. Custodian Agreement with Investors Bank & Trust Company dated June 24, 1996 filed electronically as Exhibit No. 8 to the Original Registration Statement and incorporated herein by reference.

     9. (a) Accounting and Interestholder Services Agreement with IBT Fund Services (Canada) Inc. dated June 25, 1996 filed herewith.

        (b) Administration Agreement between the Registrant and Eaton Vance Management dated June 24, 1996 filed electronically as Exhibit No. 9(b) to the Original Registration Statement and incorporated herein by reference.

        (c) Sub-Administration Agreement among  the  Registrant,   Eaton  Vance
Management and IBT Trust Company (Cayman) Ltd. dated June 24, 1996 filed herewith.

     13. Investment representation letter of Boston Management and Research dated May 31, 1996 filed electronically as Exhibit No. 13 to the Original Registration Statement and incorporated herein by reference.

Item 25.  Persons Controlled by or under Common Control with Registrant

         Not applicable.

Item 26.  Number of Holders of Securities

                        (1)                                    (2)
                                                           Number of
                  Title of Class                     Record Holders as of
                  -----------------                   November 29, 1996
                                                       -----------------------

                  Interests                                   4

Item 27.  Indemnification

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed electronically as Exhibit 1(a) to the Original Registration Statement and incorporated herein by reference.

         The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 28.  Business and Other Connections

         To the knowledge of the Portfolio, none of the directors or officers of the Portfolio's investment adviser, except as set forth on their Forms ADV as filed with the Securities and Exchange Commission, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers may also hold various positions with and engage in business for affiliates of the investment adviser.

Item 29.  Principal Underwriters

         Not applicable.

Item 30.  Location of Accounts and Records

         All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 89 South Street, Boston, MA 02111, with the exception of certain corporate documents and portfolio trading documents, which are in the possession and custody of the Registrant's administrator at 24 Federal Street, Boston, MA 02110. Certain corporate documents are also maintained by IBT Trust Company (Cayman) Ltd., The Bank of Nova Scotia Building, P. O. Box 501, George Town, Grand Cayman, Cayman Islands, British West Indies, and certain investor account and Portfolio accounting records are held by IBT Fund Services (Canada) Inc., 1 First Canadian Place, King Street West, Suite 2800, P.O. Box 231, Toronto, Ontario, Canada M5X 1C8. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant's investment adviser.

Item 31.  Management Services

         Not applicable.

Item 32.  Undertakings

         Not applicable.

                                   SIGNATURES



         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in Hamilton, Bermuda on the 16th day of December, 1996.

                                            WORLDWIDE HEALTH SCIENCES PORTFOLIO


                                            By:      /s/ James B. Hawkes
                                                     James B. Hawkes, President

                                INDEX TO EXHIBITS


Exhibit No.       Description of Exhibit
-----------       -----------------------
6 Placement Agent Agreement with Eaton Vance Distributors dated November 1, 1996.

9                 (a) Accounting and Interestholder Services Agreement with IBT
                      Fund Services (Canada)Inc. dated June 24, 1996.

9                 (c) Sub-Administration Agreement among the Registrant, Eaton
                      Vance Management and IBT Trust Company (Cayman) Ltd. dated June 24, 1996.